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                                                              EXHIBIT 5 and 23.3

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL

                       LETTERHEAD OF GESMER UPDEGROVE LLP


                                  June 15, 2006


Farmstead Telephone Group, Inc.
22 Prestige Park Circle
East Hartford, CT 06108

Re: Registration Statement on Form S-1 in connection with the registration of 5,086,797 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") of Farmstead Telephone Group, Inc.

Ladies and Gentlemen:

In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed concurrently herewith by Farmstead Telephone Group, Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you with this opinion letter in connection with the Corporation's Registration Statement to register the resale, under section 5 of the Securities Act of 1933, of up to 5,086,797 shares of common stock, comprised of 2,594,260 shares issuable on conversion of the Company's outstanding Series A Preferred Stock shares, 300,670 share issuable on conversion of the Company's Series A Preferred Stock issuable on exercise of Series A Preferred Stock warrants, 1,152,615 shares issuable on exercise of warrants for Common Stock shares, 250,000 shares issued to executive officers of the Corporation, 30,000 shares issued to consultant of the Corporation, and 58,071 shares issuable on conversion of certain notes.

We have acted as counsel to the company in connection with the preparation and filing of the registration statement.

Our legal opinion and consent to be named in the registration statement, are required to be provided in connection with the Registration Statement, and are required to be filed as exhibits to the Registration Statement.

In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Registration Statement, and (b) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein. Although we have not undertaken independent verification of the matters covered by this paragraph, we have no reason to believe that the representations and assurances received are materially inaccurate or false.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.

Based on our review of the documents listed above, it is our opinion that the shares of common stock to be issued by the company on conversion of the notes covered by the subject registration statement, pursuant to the terms of such notes, will be duly and validly issued, fully paid and non-assessable shares of the common stock of the company under the laws of the state of Delaware.

This opinion letter is limited to the specific legal issues that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

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We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

No opinion is expressed, and none shall be inferred, with respect to the financial statements incorporated by reference into the registration statement.

This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinions expressed herein.

                                       Very truly yours,

                                       Gesmer Updegrove LLP

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